UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

PRIVATEBANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
70 W. Madison Suite 900 Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 683-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The information provided in Item 2.03 is hereby incorporated by reference herein.

Item 2.03(a). Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

PrivateBancorp, Inc. (the “Company”) amended its $65.0 million credit facility entered into on September 29, 2005 with LaSalle Bank National Association (“LaSalle”) under that certain Amended and Restated Loan and Subordinated Debenture Purchase Agreement (the “Agreement”) pursuant to the First Amendment to the Agreement dated December 12, 2006 (the “Amendment”). The Amendment provides for an additional $25.0 million in senior debt and an additional $25.0 million of subordinated debt borrowing capacity under the Company’s existing credit facility with LaSalle.

The amended credit facility is comprised of a $65.0 million senior debt facility and $50.0 million of subordinated debt. The senior debt facility is comprised of a $250,000 term loan with a maturity date of December 31, 2017 and a revolving loan with a maturity date of December 31, 2007. Management expects to renew the revolving loan on an annual basis. The subordinated debt matures on December 31, 2017. The interest rate on the senior debt facility resets quarterly, and is based on, at the Company’s option, either LaSalle’s prime rate or three-month LIBOR plus 120 basis points, with a floor of 3.50%. The interest rate on the subordinated debt resets quarterly, and is equal to three-month LIBOR plus 135 basis points, with a floor of 3.50%. The subordinated debt qualifies as Tier 2 capital under applicable rules and regulations promulgated by the Board of Governors of the Federal Reserve System.

The Agreement, as amended by the Amendment, contains usual and customary provisions regarding acceleration upon the occurrence of an event of default by the Company, as described therein, and also contains certain customary representations and warranties and financial and negative covenants.

At September 30, 2006, the Company had $19.25 million of senior debt and $21.0 million of subordinated debt outstanding under the credit facility. The credit facility is used for general corporate and other working capital purposes. The Company expects to further draw down on the facilities over the next year to support continued balance sheet growth.

The description of the Agreement and the Amendment as set forth above is necessarily limited and is qualified in its entirety by reference to the full terms and conditions of the underlying respective document. The Agreement was previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and a copy of the Amendment will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2006	PRIVATEBANCORP, INC. By: /s/ Ralph B. Mandell Ralph B. Mandell Chairman of the Board and Chief Executive Officer